EXHIBIT 12.1




               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)


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

                                                                                    Three Months Ended
                                             Three Years Ended December 31,              March 31,
                                       ------------------------------------     -----------------------
                                       1997      1998       1999       2000     2001      2001     2002
                                       ----      ----       ----       ----     ----      ----     ----

EARNINGS:
    Pre-Tax income from
      continuing operations           $(122)     $ (3)    $   46     $   23    $ (70)   $    6    $  (8)
    Plus fixed charges                   64        73         84         75       60        19       13
    Plus amortization of
      capitalized interest                0         0          1          1        2         -        -
    Less interest capitalized             0         0          1          1        1         -        -
                                       ----       ---      -----      -----     ----     -----     ----
TOTAL EARNINGS, BEFORE FIXED
  CHARGE                              $ (58)     $ 70     $  130     $   98    $  (9)   $   25    $   5
                                       ----       ---      -----      -----     ----     -----     ----
FIXED CHARGES:
    Interest expensed and
      capitalized                     $  64      $ 73     $   84     $   75    $  60    $   19    $  13
                                       ----       ---      -----      -----     ----     -----     ----
TOTAL FIXED CHARGES                   $  64      $ 73     $   84     $   75    $  60    $   19    $  13
                                       ====       ===      =====      =====     ====     =====     ====
Ratio of earnings to fixed
  charges                                --      0.96       1.55       1.31       --      1.32       --
Earnings to fixed charge
  deficiency                          $ 122      $  3     $   --     $   --    $  69    $    6    $   8


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